CAMDEN PROPERTY TRUST ANNOUNCES SECOND QUARTER 2022 OPERATING RESULTS

Houston, Texas (July 28, 2022) - Camden Property Trust (NYSE:CPT) (the "Company") announced today operating results for the three and six months ended June 30, 2022. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three and six months ended June 30, 2022 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Per Diluted Share	2022	2021	2022	2021
EPS (1)	$4.54	$0.30	$5.37	$0.61
FFO	$1.64	$1.28	$3.14	$2.52
AFFO	$1.44	$1.10	$2.81	$2.21
(1) For the three and six months ended June 30, 2022, EPS included a non-cash gain on acquisition of unconsolidated joint venture interests of approximately $4.32 and $4.37 per diluted share, respectively.

	Quarterly Growth	Sequential Growth	Year-To-Date Growth
Same Property Results	2Q22 vs. 2Q21	2Q22 vs. 1Q22	2022 vs. 2021
Revenues	12.1%	3.2%	11.6%
Expenses	4.7%	2.7%	4.2%
Net Operating Income ("NOI")	16.5%	3.5%	16.0%

Same Property Results	2Q22	2Q21	1Q22
Occupancy	96.9%	96.9%	97.1%

For 2022, the Company defines same property communities as communities wholly-owned and stabilized since January 1, 2021, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Operating Statistics - Same Property Portfolio

New Lease and Renewal Data - Date Signed (1)	July 2022*	July 2021	2Q22	2Q21
New Lease Rates	13.5%	18.4%	16.3%	9.1%
Renewal Rates	12.7%	11.0%	14.4%	6.7%
Blended Rates	13.1%	14.5%	15.3%	7.9%

New Lease and Renewal Data - Date Effective (2)	July 2022*	July 2021	2Q22	2Q21
New Lease Rates	15.5%	13.0%	15.3%	5.2%
Renewal Rates	14.6%	6.6%	13.4%	4.1%
Blended Rates	15.1%	9.7%	14.3%	4.7%

*Data as of July 25, 2022
(1) Average change in same property new lease and renewal rates vs. expiring lease rates when signed.
(2) Average change in same property new lease and renewal rates vs. expiring lease rates when effective.

Occupancy and Turnover Data	July 2022*	July 2021	2Q22	2Q21
Occupancy	96.7%	97.1%	96.9%	96.9%
Annualized Gross Turnover	59%	60%	53%	54%
Annualized Net Turnover	52%	50%	46%	45%

*Data as of July 25, 2022

Development Activity
During the quarter, construction was completed at Camden Buckhead in Atlanta, GA and construction commenced at Camden Village District in Raleigh, NC. Leasing began at Camden Tempe II in Tempe, AZ and leasing continued at Camden Hillcrest in San Diego, CA.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Cost	as of 7/25/2022
Camden Buckhead	Atlanta, GA	366	$162.2	85%
Camden Hillcrest	San Diego, CA	132	91.7	82%
Total		498	$253.9

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Estimated Cost	as of 7/25/2022
Camden Tempe II	Tempe, AZ	397	$115.0	10%
Camden Atlantic	Plantation, FL	269	100.0
Camden NoDa	Charlotte, NC	387	105.0
Camden Durham	Durham, NC	420	145.0
Camden Village District	Raleigh, NC	369	138.0
Total		1,842	$603.0

Acquisition/Disposition Activity
During the quarter, Camden acquired two land parcels for a combined acreage of 42.6 in Charlotte, NC and a 3.8-acre land parcel in Nashville, TN for future development purposes.

In April 2022, Camden purchased the remaining 68.7% ownership interests in two discretionary Funds for cash consideration of approximately $1.1 billion, after adjusting for our assumption of approximately $515 million of existing secured mortgage debt of the Funds, which remains outstanding. The gross asset valuation of these communities acquired was approximately $2.1 billion and the Company now owns 100% of the interests in 7,247 apartment homes. In conjunction with this acquisition, we recognized a non-cash, non-FFO gain of approximately $474 million which represented a step-up to fair value on our previously held 31.3% equity interests in the Funds.

Capital Markets Transactions
During the quarter, the Company issued 2,900,000 common shares in a public equity offering and received approximately $490.3 million in net proceeds. The Company used the net proceeds to reduce borrowings under its $900 million unsecured line of credit.

Liquidity Analysis
As of June 30, 2022, Camden had approximately $907.8 million of liquidity comprised of approximately $72.1 million in cash and cash equivalents, and $835.7 million of availability under its unsecured credit facility. At quarter-end, the Company had $247.7 million left to fund under its existing wholly-owned development pipeline and no scheduled debt maturities until 3Q22.

Earnings Guidance
Camden updated its earnings guidance for 2022 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for third quarter 2022 as detailed below. Expected EPS excludes, gains, if any, from real estate transactions not completed by quarter end.

	3Q22	2022	2022 Midpoint
Per Diluted Share	Range	Range	Current	Prior	Change
EPS	$0.24 - $0.28	$5.87 - $6.07	$5.97	$1.37	$4.60
FFO	$1.68 - $1.72	$6.48 - $6.68	$6.58	$6.51	$0.07

		2022	2022 Midpoint
Same Property Growth		Range	Current	Prior	Change
Revenues		10.75% - 11.75%	11.25%	10.25%	1.00%
Expenses		4.50% - 5.50%	5.00%	4.20%	0.80%
NOI		13.75% - 15.75%	14.75%	13.75%	1.00%

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2022 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Conference Call
Friday, July 29, 2022 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 6983346
Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=Hsqycs9l

The Company strongly encourages interested parties to join the call via webcast in order to view any associated videos, slide presentations, etc. The dial-in phone line will be reserved for accredited analysts and investors who plan to pose questions to Management during the Q&A session of the call.

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 500 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 171 properties containing 58,425 apartment homes across the United States. Upon completion of 5 properties currently under development, the Company’s portfolio will increase to 60,267 apartment homes in 176 properties. Camden has been recognized as one of the 100 Best Companies to Work For® by FORTUNE magazine for 15 consecutive years, most recently ranking #26.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
OPERATING DATA

Property revenues (a)	$361,716	$276,523	$673,075	$544,091

Property expenses
Property operating and maintenance	79,418	65,544	149,855	129,023
Real estate taxes	48,393	37,427	88,266	74,880
Total property expenses	127,811	102,971	238,121	203,903

Non-property income
Fee and asset management	1,190	2,263	3,640	4,469
Interest and other income	662	257	2,793	589
Income/(loss) on deferred compensation plans	(14,678)	6,400	(22,175)	10,026
Total non-property income/(loss)	(12,826)	8,920	(15,742)	15,084

Other expenses
Property management	7,282	6,436	14,496	12,560
Fee and asset management	359	1,019	1,534	2,151
General and administrative	15,734	15,246	30,524	29,468
Interest	29,022	24,084	53,564	47,728
Depreciation and amortization	157,734	99,586	270,872	192,727
Expense/(benefit) on deferred compensation plans	(14,678)	6,400	(22,175)	10,026
Total other expenses	195,453	152,771	348,815	294,660

Gain on sale of operating property	—	—	36,372	—
Gain on acquisition of unconsolidated joint venture interests	474,146	—	474,146	—
Equity in income of joint ventures	—	2,198	3,048	4,112
Income from continuing operations before income taxes	499,772	31,899	583,963	64,724
Income tax expense	(886)	(460)	(1,476)	(812)
Net income	498,886	31,439	582,487	63,912
Less income allocated to non-controlling interests	(1,571)	(1,260)	(4,427)	(2,386)
Net income attributable to common shareholders	$497,315	$30,179	$578,060	$61,526

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$498,886	$31,439	$582,487	$63,912
Other comprehensive income
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	369	372	738	745
Comprehensive income	499,255	31,811	583,225	64,657
Less income allocated to non-controlling interests	(1,571)	(1,260)	(4,427)	(2,386)
Comprehensive income attributable to common shareholders	$497,684	$30,551	$578,798	$62,271

PER SHARE DATA

Total earnings per common share - basic	$4.59	$0.30	$5.41	$0.61
Total earnings per common share - diluted	4.54	0.30	5.37	0.61

Weighted average number of common shares outstanding:
Basic	108,106	100,701	106,729	100,127
Diluted	109,745	100,767	108,393	100,197

(a) We elected to combine lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended June 30, 2022, we recognized $361.7 million of property revenue which consisted of approximately $320.9 million of rental revenue and approximately $40.8 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. This compares to property revenue of $276.5 million recognized for the three months ended June 30, 2021, made up of approximately $242.9 million of rental revenue and approximately $33.6 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. For the six months ended June 30, 2022, we recognized $673.1 million of property revenue which consisted of approximately $597.9 million of rental revenue and approximately $75.2 million of amounts received under contractual terms for other services considered to be non-lease contracts. This compares to the $544.1 million of property revenue recognized for the six months ended June 30, 2021, made up of approximately $478.6 million of rental revenue and approximately $65.5 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. Revenue related to utility rebilling to residents was $9.4 million and $7.6 million for the three months ended June 30, 2022 and 2021, respectively and was $17.7 million and $15.3 million for the six months ended June 30, 2022 and 2021, respectively.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$497,315	$30,179	$578,060	$61,526
Real estate depreciation and amortization	155,206	97,122	265,743	187,829
Adjustments for unconsolidated joint ventures	—	2,630	2,709	5,229
Income allocated to non-controlling interests	1,571	1,260	4,427	2,386
Gain on sale of operating property	—	—	(36,372)	—
Gain on acquisition of unconsolidated joint venture interests	(474,146)	—	(474,146)	—
Funds from operations	$179,946	$131,191	$340,421	$256,970

Less: recurring capitalized expenditures (a)	(21,430)	(18,808)	(35,681)	(31,488)

Adjusted funds from operations	$158,516	$112,383	$304,740	$225,482

PER SHARE DATA
Funds from operations - diluted	$1.64	$1.28	$3.14	$2.52
Adjusted funds from operations - diluted	1.44	1.10	2.81	2.21
Distributions declared per common share	0.94	0.83	1.88	1.66

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	109,745	102,444	108,393	101,896

PROPERTY DATA
Total operating properties (end of period) (b)	171	169	171	169
Total operating apartment homes in operating properties (end of period) (b)	58,425	57,611	58,425	57,611
Total operating apartment homes (weighted average)	58,282	49,887	54,608	49,663

(a) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(b) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
ASSETS
Real estate assets, at cost
Land	$1,695,118	$1,343,209	$1,349,594	$1,317,431	$1,285,634
Buildings and improvements	10,440,037	8,651,674	8,624,734	8,536,620	8,288,865
	12,135,155	9,994,883	9,974,328	9,854,051	9,574,499
Accumulated depreciation	(3,572,764)	(3,436,969)	(3,358,027)	(3,319,206)	(3,219,085)
Net operating real estate assets	8,562,391	6,557,914	6,616,301	6,534,845	6,355,414
Properties under development, including land	581,844	488,100	474,739	428,622	443,100
Investments in joint ventures	—	13,181	13,730	17,788	18,415
Total real estate assets	9,144,235	7,059,195	7,104,770	6,981,255	6,816,929
Accounts receivable – affiliates	13,258	13,258	18,664	18,686	19,183
Other assets, net (a)	249,865	254,763	234,370	252,079	241,687
Cash and cash equivalents	72,095	1,129,716	613,391	428,226	374,556
Restricted cash	6,563	5,778	5,589	5,321	4,762
Total assets	$9,486,016	$8,462,710	$7,976,784	$7,685,567	$7,457,117

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$3,222,252	$3,671,309	$3,170,367	$3,169,428	$3,168,492
Secured	514,698	—	—	—	—
Accounts payable and accrued expenses	195,070	169,973	191,651	191,648	155,057
Accrued real estate taxes	86,952	36,988	66,673	88,116	66,696
Distributions payable	103,621	100,880	88,786	87,919	86,689
Other liabilities (b)	186,143	197,021	193,052	194,634	193,975
Total liabilities	4,308,736	4,176,171	3,710,529	3,731,745	3,670,909

Equity
Common shares of beneficial interest	1,156	1,127	1,126	1,114	1,098
Additional paid-in capital	5,890,792	5,396,267	5,363,530	5,180,783	4,953,703
Distributions in excess of net income attributable to common shareholders	(452,865)	(848,074)	(829,453)	(954,880)	(897,761)
Treasury shares	(328,975)	(329,521)	(333,974)	(334,066)	(334,161)
Accumulated other comprehensive loss (c)	(3,001)	(3,370)	(3,739)	(4,266)	(4,638)
Total common equity	5,107,107	4,216,429	4,197,490	3,888,685	3,718,241
Non-controlling interests	70,173	70,110	68,765	65,137	67,967
Total equity	5,177,280	4,286,539	4,266,255	3,953,822	3,786,208
Total liabilities and equity	$9,486,016	$8,462,710	$7,976,784	$7,685,567	$7,457,117

(a) Includes net deferred charges of:	$307	$693	$969	$1,336	$1,655

(b) Includes deferred revenues of:	$358	$384	$334	$208	$232

(c) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net loss on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding depreciation and amortization related to real estate, gains (or losses) from the sale of certain real estate assets (depreciable real estate), impairments of certain real estate assets (depreciable real estate), gains or losses from change in control, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of depreciable real estate, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income attributable to common shareholders	$497,315	$30,179	$578,060	$61,526
Real estate depreciation and amortization	155,206	97,122	265,743	187,829
Adjustments for unconsolidated joint ventures	—	2,630	2,709	5,229
Income allocated to non-controlling interests	1,571	1,260	4,427	2,386
Gain on sale of operating property	—	—	(36,372)	—
Gain on acquisition of unconsolidated joint venture interests	(474,146)	—	(474,146)	—
Funds from operations	$179,946	$131,191	$340,421	$256,970

Less: recurring capitalized expenditures	(21,430)	(18,808)	(35,681)	(31,488)

Adjusted funds from operations	$158,516	$112,383	$304,740	$225,482

Weighted average number of common shares outstanding:
EPS diluted	109,745	100,767	108,393	100,197
FFO/AFFO diluted	109,745	102,444	108,393	101,896

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total Earnings Per Common Share - Diluted	$4.54	$0.30	$5.37	$0.61
Real estate depreciation and amortization	1.41	0.95	2.45	1.84
Adjustments for unconsolidated joint ventures	—	0.02	0.02	0.05
Income allocated to non-controlling interests	0.01	0.01	0.01	0.02
Gain on sale of operating property	—	—	(0.34)	—
Gain on acquisition of unconsolidated joint venture interests	(4.32)	—	(4.37)	—
FFO per common share - Diluted	$1.64	$1.28	$3.14	$2.52

Less: recurring capitalized expenditures	(0.20)	(0.18)	(0.33)	(0.31)

AFFO per common share - Diluted	$1.44	$1.10	$2.81	$2.21

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Expected FFO

Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, from real estate transactions not sold as of quarter close due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	3Q22	Range	2022	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.24	$0.28	$5.87	$6.07
Expected real estate depreciation and amortization	1.43	1.43	5.18	5.18
Expected adjustments for unconsolidated joint ventures	—	—	0.02	0.02
Expected income allocated to non-controlling interests	0.01	0.01	0.07	0.07
(Gain) on acquisition of unconsolidated joint venture interests	—	—	(4.32)	(4.32)
Reported (gain) on sale of operating properties	—	—	(0.34)	(0.34)
Expected FFO per share - diluted	$1.68	$1.72	$6.48	$6.68

Note: This table contains forward-looking statements. Please see paragraph regarding forward-looking statements earlier in this document.

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 11 of the supplement. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net income	$498,886	$31,439	$582,487	$63,912
Less: Fee and asset management income	(1,190)	(2,263)	(3,640)	(4,469)
Less: Interest and other income	(662)	(257)	(2,793)	(589)
Less: Income/(loss) on deferred compensation plans	14,678	(6,400)	22,175	(10,026)
Plus: Property management expense	7,282	6,436	14,496	12,560
Plus: Fee and asset management expense	359	1,019	1,534	2,151
Plus: General and administrative expense	15,734	15,246	30,524	29,468
Plus: Interest expense	29,022	24,084	53,564	47,728
Plus: Depreciation and amortization expense	157,734	99,586	270,872	192,727
Plus: Expense/(benefit) on deferred compensation plans	(14,678)	6,400	(22,175)	10,026
Less: Gain on sale of operating property	—	—	(36,372)	—
Less: Gain on acquisition of unconsolidated joint venture interests	(474,146)	—	(474,146)	—
Less: Equity in income of joint ventures	—	(2,198)	(3,048)	(4,112)
Plus: Income tax expense	886	460	1,476	812
NOI	$233,905	$173,552	$434,954	$340,188

"Same Property" Communities	$187,615	$161,059	$368,893	$318,055
Non-"Same Property" Communities	43,416	7,154	60,093	12,440
Development and Lease-Up Communities	1,379	253	2,294	274
Other	1,495	5,086	3,674	9,419
NOI	$233,905	$173,552	$434,954	$340,188

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, loss on early retirement of debt, as well as income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. Annualized Adjusted EBITDA is Adjusted EBITDA as reported for the period multiplied by 4 for quarter results and by 2 for six month results. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net income attributable to common shareholders	$497,315	$30,179	$578,060	$61,526
Plus: Interest expense	29,022	24,084	53,564	47,728
Plus: Depreciation and amortization expense	157,734	99,586	270,872	192,727
Plus: Income allocated to non-controlling interests	1,571	1,260	4,427	2,386
Plus: Income tax expense	886	460	1,476	812
Less: Gain on sale of operating property	—	—	(36,372)	—
Less: Gain on acquisition of unconsolidated joint venture interests	(474,146)	—	(474,146)	—
Less: Equity in income of joint ventures	—	(2,198)	(3,048)	(4,112)
Adjusted EBITDA	$212,382	$153,371	$394,833	$301,067
Annualized Adjusted EBITDA	$849,528	$613,484	$789,666	$602,134

Net Debt to Annualized Adjusted EBITDA

The Company believes Net Debt to Annualized Adjusted EBITDA to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. The following tables reconcile average Total debt to Net debt and computes the ratio to Adjusted EBITDA for the following periods:

Net Debt:

	Average monthly balance for the		Average monthly balance for the
	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Unsecured notes payable	$3,231,938	$3,168,180	$3,284,799	$3,167,713
Secured notes payable	514,650	—	257,325	—
Total debt	3,746,588	3,168,180	3,542,124	3,167,713
Less: Cash and cash equivalents	(31,302)	(347,724)	(360,731)	(318,812)
Net debt	$3,715,286	$2,820,456	$3,181,393	$2,848,901

Net Debt to Annualized Adjusted EBITDA:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net debt	$3,715,286	$2,820,456	$3,181,393	$2,848,901
Annualized Adjusted EBITDA	849,528	613,484	789,666	602,134
Net Debt to Annualized Adjusted EBITDA	4.4x	4.6x	4.0x	4.7x